Filed pursuant to Rule 424(b)(5)
Registration No. 333-261567

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 9, 2021)

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270,162 Shares of
Common Stock ($1.00 par value)
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FRANCHISEE STOCK PURCHASE PLAN
This prospectus supplement and the accompanying prospectus relate to an aggregate of 270,162 shares of common stock, par value $1.00 (the “Common Stock”) of Snap-on Incorporated offered hereby to eligible franchisees pursuant to our Franchisee Stock Purchase Plan (the “Plan”). The 270,162 shares of Common Stock were registered with the Securities and Exchange Commission on December 10, 2021, under the Registration Statement on Form S-3 (Registration No. 333-261567), which was filed on December 9, 2021; therefore, this prospectus supplement and the accompanying prospectus solely relate to the existing registration of those shares of Common Stock and Snap-on Incorporated is not registering any additional shares with the Securities and Exchange Commission at this time. The Common Stock will be sold from time to time by us under the terms of the Plan directly to our franchisees participating in the Plan without the payment of any underwriting discounts or commissions. The Plan provides for a price per share to be calculated at the lesser of the market value of the Common Stock on May 15 of a Plan year or the market value of the Common Stock on the succeeding May 14 of such Plan year. Proceeds from the offering will be used for general corporate purposes.

The description of the Plan included in this prospectus supplement reflects amendments that are effective as of May 15, 2022, and are primarily administrative or clarifying in nature. The amendments did not increase the number of shares of Common Stock authorized for future issuance under the Plan; therefore, as noted above, Snap-on Incorporated is not registering any additional shares with the Securities and Exchange Commission at this time.

For a discussion of risk factors that could adversely affect our business, operating results and/or financial condition, as well as adversely affect the value of an investment in our Common Stock, prospective participants should review “Part I, Item 1A: Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended January 1, 2022 (Commission File No. 1-7724), and similar disclosures in our subsequent filings with the Securities and Exchange Commission. We suggest that prospective participants review this prospectus supplement and the accompanying prospectus carefully and retain them for future reference.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
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No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

The date of this prospectus supplement is April 8, 2022.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of our Common Stock in any state which does not permit its offer or sale. You should not assume that the information provided in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the Securities and Exchange Commission (the “SEC”) that we incorporate by reference, is accurate as of any date other than the respective dates of those documents in which such information is contained. If information in this prospectus supplement updates information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the prospectus. For purposes of this prospectus supplement and the accompanying prospectus, unless the context otherwise indicates, when we refer to “Snap-on,” “us,” “we,” “our,” “ours,” or the “Company” we are describing Snap-on Incorporated, including, as appropriate, its subsidiaries.

FORWARD-LOOKING STATEMENTS
Statements in this document, and the documents incorporated by reference, that are not historical facts, including statements that (i) are in the future tense, (ii) include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management, (iii) are specifically identified as forward-looking, or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties and other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the Company or its management that the projected results will be achieved. For those forward-looking statements, Snap-on cautions the reader that numerous important factors, such as those listed below, as well as those factors discussed in its Annual Report on Form 10-K for the fiscal year ended January 1, 2022, which are incorporated herein by reference, could affect the Company’s actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Snap-on.

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Risks and uncertainties include, without limitation:
•The evolving impact and unknown duration of the ongoing coronavirus (“COVID-19”) pandemic, as well as the effects of governmental actions related thereto on Snap-on’s business, which has the potential to amplify the impact of the other risks facing the Company;
•Uncertainties related to estimates, assumptions and projections generally;
•The timing and progress with which Snap-on can attain value through its Snap-on Value Creation Processes, including its ability to (i) realize efficiencies and savings from its rapid continuous improvement and other cost reduction initiatives, (ii) improve workforce productivity, (iii) achieve improvements in the Company’s manufacturing footprint and greater efficiencies in its supply chain, and (iv) enhance machine maintenance, plant productivity and manufacturing line set-up and change-over practices, any or all of which could result in production inefficiencies, higher costs and/or lost revenues;
•Snap-on’s capability to successfully implement future strategies with respect to its existing businesses;
•Snap-on’s ability to refine its brand and franchise strategies, retain and attract franchisees, and further enhance service and value to franchisees in order to help improve the sales and profitability of franchisees;
•The Company’s ability to introduce successful new products;
•Risks related to pursuing, completing and integrating acquisitions;
•Snap-on’s ability to withstand disruption arising from natural disasters, including climate-related events or other unusual occurrences, impacting our operations;
•The impact of labor interruptions or challenges;
•Snap-on’s ability to successfully manage planned facility closures or to withstand disruptions from unexpected closures;
•The effects of external economic factors, including adverse developments in world financial markets, disruptions related to tariffs and other trade issues, and global supply chain interruptions;
•Weakness in certain geographic areas, including as a result of armed conflicts, localized recessions, and the impact of matters related to the United Kingdom’s exit from the European Union;
•Significant changes in the current competitive environment;
•Inflation, interest rate changes and other monetary and market fluctuations;
•Changes in tax rates, laws and regulations as well as uncertainty surrounding potential changes;
•Price and supply fluctuations related to raw materials, components and certain purchased finished goods, such as steel, plastics, and electronics;
•Snap-on’s ability to successfully manage changes in prices and the availability of energy sources, including gasoline;
•The amount, rate and growth of Snap-on’s general and administrative expenses, including health care and postretirement costs, and continuing and potentially increasing required contributions to pension and postretirement plans;
•The effects of new requirements, legislation, regulations or government-related developments or issues, as well as third party actions, including those addressing climate change;
•Risks associated with data security and technological systems and protections, including the effects of new legislation, regulations or government-related developments;
•Potential reputational damages and costs related to litigation;
•The ability to effectively manage human capital resources; and
•Other world or local events outside Snap-on’s control, including terrorist disruptions, other outbreaks of infectious diseases and civil unrest.

Snap-on disclaims any responsibility to update any forward-looking statement provided in this document, except as required by law.
In addition, investors should be aware that generally accepted accounting principles in the United States of America (“GAAP”) prescribe when a company should reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.

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THE COMPANY
Snap-on is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, handheld and PC-based diagnostic products, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, such as aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs designed to facilitate the sales of our products and support our franchise business.

We market our products and brands worldwide through multiple sales distribution channels in more than 130 countries. Our largest geographic markets include the United States, Europe, Canada and Asia Pacific. We reach our customers through our franchised, company-direct, distributor and internet channels.

Our primary customer segments include: (i) commercial and industrial customers, including professionals in critical industries and emerging markets; (ii) professional vehicle repair technicians who purchase products through our mobile tool distribution network; and (iii) other professional customers related to vehicle repair, including owners and managers of independent and original equipment manufacturer (“OEM”) dealership service and repair shops (“OEM dealerships”). Snap-on’s Financial Services customer segment includes: (i) franchisees’ customers, principally serving vehicle repair technicians, and Snap‑on customers who require financing for the purchase or lease of tools, diagnostics and equipment products on an extended-term payment plan; and (ii) franchisees who require financing options for vehicle and business needs.

Our business segments are based on the organization structure used by management for making operating and investment decisions and for assessing performance. Our reportable business segments are: (i) the Commercial & Industrial Group; (ii) the Snap-on Tools Group; (iii) the Repair Systems & Information Group; and (iv) Financial Services. The Commercial & Industrial Group consists of business operations serving a broad range of industrial and commercial customers worldwide, including customers in the aerospace, natural resources, government, power generation, transportation and technical education market segments (collectively, “critical industries”), primarily through direct and distributor channels. The Snap-on Tools Group consists of business operations primarily serving vehicle service and repair technicians through the Company’s worldwide mobile tool distribution channel. The Repair Systems & Information Group consists of business operations serving other professional vehicle repair customers worldwide, primarily owners and managers of independent repair shops and OEM dealerships, through direct and distributor channels. Financial Services consists of the business operations of Snap-on Credit LLC (“SOC”), our financial services business in the United States, and our other financial services subsidiaries in those international markets where Snap-on has franchise operations.

Our headquarters are located at 2801 80th Street, Kenosha, Wisconsin 53143, and our telephone number is (262) 656-5200.

PLAN PURPOSE
The purpose of the Plan is to provide the franchisees of Snap-on with the opportunity to purchase shares of our Common Stock. An aggregate of 2,204,888 shares of Common Stock have been authorized for issuance pursuant to the Plan (including shares registered under prior registration statements), subject to adjustment; as of the date of this prospectus supplement, 270,162 shares of Common Stock remain available for future purchases. Eligible franchisees participating in the Plan may pay a designated amount of cash to us in each regular billing period, and once a year the amount of each participant’s payments under the Plan is applied to the purchase of Common Stock for the participant. The period from May 15 to the following May 14 is referred to as a Plan year. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

USE OF PROCEEDS
We are unable to predict the number of shares of Common Stock that will be purchased from us under the Plan or the prices at which the shares will be purchased. The net proceeds from sales of the Common Stock will be added to the general funds of the Company and will be used for general corporate purposes.

RISK FACTORS
For a discussion of risk factors that could adversely affect our business, operating results and/or financial condition, as well as adversely affect the value of an investment in our Common Stock, prospective participants should review “Part I, Item 1A: Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 (Commission File No. 1-7724), and similar disclosures in our subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

ELIGIBLE PARTICIPANTS
All franchisees located in the United States or Canada as of May 15 of each Plan year may participate in the Plan for the Plan year; provided, however, that for Plan years beginning prior to May 15, 2022, only the principal owner of a franchise (or of the trust or other legal entity that owns the franchise) is eligible to participate in the Plan; for Plan years beginning on or after May 15, 2022, only the entity, or individual if a sole proprietor, that signed the franchise agreement is eligible to participate in the Plan. In addition, a franchisee (including an individual, trust or other legal entity that owns one or more franchises) is limited to participating through only one franchise. The Company may require as a condition of eligibility to participate in the Plan that the franchisee be enrolled in any dividend reinvestment and/or direct stock purchase plan that the Company may have in place from time to time. Notwithstanding the foregoing, no employee, director or other service provider of the Company or any of its subsidiaries, or employee of a franchisee, may participate in the Plan. Each franchisee is an independent contractor and participation in this Plan does not create any sort of employment relationship between a franchisee and the Company. As used throughout this Plan, “franchisee” refers to both individuals who own franchises as well as trusts or other legal entities that own franchises.

PURCHASE PRICE
The purchase price per share of our Common Stock will be the lesser of the market value of the Common Stock on (i) the offering date (May 15) of a Plan year (or the immediately preceding business day if May 15 is not a business day); or (ii) the succeeding May 14 (or the next business day after May 14, if May 14 is not a business day). Market value shall be the average of the high and low prices for our Common Stock as reported on the New York Stock Exchange on such dates.

ENROLLMENT IN THE PLAN
An eligible franchisee may enter the Plan between May 15 and June 1 of each Plan year by filling out, signing and forwarding a participation form to us. We may require enrollment electronically or by telephone. A participation form or participation change form shall remain in effect from year to year until modified by a subsequent participation change form. A franchisee who was participating in our Employee Stock Ownership Plan immediately prior to becoming a franchisee is immediately eligible to participate in the Plan and may transfer any account balances under our Employee Stock Ownership Plan to the Plan.

TIME, MANNER AND AMOUNT OF PAYMENTS
A participant indicates at enrollment the amount of cash that the participant would like to accumulate during each billing period applicable to the participant as a franchisee for the purchase of Common Stock during the Plan year. For Plan years beginning on or after May 15, 2022, a franchisee’s monthly contributions must not exceed $5,000.00 in any month of the Plan year. We will bill the participant for this amount on each franchisee invoice beginning in June of the Plan year. A participant may change the level of cash to be applied toward the purchase of Common Stock during a Plan year by signing and delivering a participation change form to us at least ten (10) days before the first day of the month in which the change is to be effective; the Plan provides that a change in a participant’s level of participation that is received on a timely basis will be effective during the first business week of the following month. To continue participation during a Plan year, a participant must provide for the accumulation of some whole dollar amount during each billing period.

Payments received under the Plan will be accumulated by us and may be used for our general corporate purposes and need not be segregated from other Company funds. No interest will be paid or credited on any money paid by the participating franchisee. After May 14 of each Plan year, unless a participant has withdrawn from participation under the Plan, a participant’s accumulated payments under the Plan will be applied to the purchase from the Company of the number of shares of the Common Stock purchasable at the applicable purchase price described above under “Purchase Price,” subject to the two Plan limitations described below under “Maximum and Minimum Amounts That May be Purchased.”

Any cash balance remaining in a participant’s account after the end of the Plan year will be refunded to the participant. However, any amounts held in a franchisee’s account are subject to offset and will be applied against specific or general amounts owed by the franchisee to the Company or any of its subsidiaries at the time of voluntary or involuntary termination of the franchise or termination of participation in the Plan, or as a result of any other events that would allow the Company or any of its subsidiaries to apply such funds against any amounts owed by the franchisee to the Company or any of its subsidiaries.

Certificates for shares of Common Stock purchased pursuant to the Plan either will be issued and delivered to the participants as soon as possible after May 14 of each Plan year or, at our discretion, will be credited to a book-entry account for the franchisee. Until stock certificates are issued to them or their book-entry accounts are credited, participants will not have the rights or privileges of stockholders with respect to the shares.

MAXIMUM AND MINIMUM AMOUNTS THAT MAY BE PURCHASED
Under the first Plan limitation on the amount of Common Stock a participant may purchase, no participant may purchase in any Plan year a number of shares of Common Stock exceeding the number of shares that represents a market value of $25,000 in U.S. dollars on May 15 of such Plan year. One effect of this limitation is that, if the market price of the Common Stock on May 14 of the Plan year is less than the market value on May 15 of the same Plan year, then under this limitation the maximum number of shares of Common Stock that a participant can purchase will have an aggregate market value of less than $25,000 as of May 14 of the Plan year, and therefore, the aggregate purchase price will be less than $25,000. Any excess cash accumulated on behalf of a participant will be treated as described above under “Time, Manner and Amount of Payments.” Under the second limitation, a participant may not purchase more than 3,000 shares of Common Stock in any Plan year regardless of the purchase price at which the participant is purchasing Common Stock under the Plan terms. So long as the market price of the Common Stock exceeds $8.33 per share, the first limitation will control.

CHANGE OF CONTROL
Upon the occurrence of a change of control (as defined in the Plan), the right to purchase Common Stock shall be cancelled and each participant will receive, instead, a payment in an amount equal to the product of (a) the excess (if any) of the market value of a share of Common Stock as of the date of cancellation, over the market value of a share of Common Stock at the beginning of the Plan year, in each case determined as described above under “Purchase Price,” times (b) the number of shares that the participant would otherwise be eligible to purchase with the amounts accumulated as of the date of cancellation. This amount will be denominated:

•in cash, if in effecting the change of control our Common Stock is exchanged or surrendered for shares, cash or other property; or

•in the form of the consideration the participant would have received had the participant been the owner of record of the Common Stock at the time of the change of control, if in effecting the change of control Common Stock is not exchanged or surrendered for shares, cash or other property.

WITHDRAWAL FROM THE PLAN - ASSIGNMENT OF INTEREST
A participant may withdraw from the Plan at any time by giving written notice to us at any time prior to the end of a Plan year. A withdrawing participant will not be eligible to reenter the Plan until the beginning of the next Plan year. Such withdrawal will become effective on the first day of the month following receipt by us of the written notification of withdrawal.

If a participant withdraws from the Plan or the Plan is discontinued, the amount of a participant’s payments under the Plan during a Plan year will be refunded to the person entitled thereto, without interest. In the event of any voluntary or involuntary termination of the participant’s relationship with the Company or its subsidiaries, including death, before the end of a Plan year, the amount of the participant’s payments under the Plan will be refunded to the participant or the participant’s estate, without interest. In addition, prior to issuing a refund in the instances discussed above, any amounts held in a participant’s account are subject to offset and will be applied against any specific or general amounts owed by the franchisee to the Company or any of its subsidiaries at the time of voluntary or involuntary termination of the franchise or participation in the Plan.

A participant’s rights under the Plan belong to the participant alone and may not be transferred or assigned to any other person during such participant’s lifetime.
NATURE AND FREQUENCY OF REPORTS TO PARTICIPANTS
Once a year during the continuance of the Plan, each participant will receive a report indicating the amount accumulated and applied to purchases of Common Stock pursuant to the Plan at the end of the Plan year.

ADMINISTRATION OF THE PLAN
Subject to the discretion of the Board of Directors, our President will oversee the administration of the Plan and make such interpretations and regulations as he or she deems desirable or necessary in connection with its operation. Our President may amend the Plan at any time to cure any ambiguity, defect or omission or if such amendment would not, in his or her judgment, have a material adverse effect on the financial interests of participants. Our Board of Directors may amend, suspend or terminate the Plan for any reason at the end of any Plan year. We will pay all fees and expenses incurred in connection with the administration of the Plan.

In the event of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares or the like, we may change the number of shares that may be offered under the Plan, the maximum number of shares that may be purchased by a participant under the Plan and the purchase price per share.

To obtain additional information on the Plan and the administration of the Plan, contact our Corporate Secretary at Snap- on Incorporated, 2801 80th Street, Kenosha, Wisconsin 53143, or by telephone at (262) 656-5200.

TAX EFFECTS
The following is a summary of significant general United States federal income tax consequences associated with participation in the Plan. However, the discussion is not a complete description of all of the federal income tax aspects of the Plan, and some of the provisions contained in the Code have only been summarized. No discussion of state or foreign income tax has been included. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly, and because tax consequences may differ among participants, we urge each participant to consult with his or her own tax advisor with respect to the tax consequences of participation in the Plan.

A participant will not recognize taxable income upon the grant of a right to purchase Common Stock pursuant to the Plan. Upon the purchase of Common Stock under the Plan, the amount by which the fair market value of the Common Stock on the date of purchase exceeds the purchase price of the Common Stock will generally be treated for federal income tax purposes as ordinary income to the participant (and deductible by us). Upon any subsequent sale of Common Stock acquired pursuant to the Plan, any amount realized in excess of the fair market value of the Common Stock on the date the shares were purchased will generally constitute capital gain, which will be long-term or short-term depending on the holding period for such shares. Furthermore, the rate of taxation on a long-term capital gain may depend upon the holding period for such shares. If the Common Stock is disposed of for an amount less than the fair market value on the date the shares were purchased, the seller will generally recognize capital loss, which will be long-term or short-term depending on the holding period for such shares.

RESALE OF SECURITIES PURCHASED
The Plan is intended to provide Common Stock for investment, but there are no legal or other restrictions on the transfer or resale of the Common Stock purchased under the Plan. We do not intend to restrict or influence any participant in its decision to hold or resell our Common Stock. We will not under any circumstances be obligated to buy back from any participant Common Stock that has been purchased under the Plan. The Common Stock purchased under the Plan can be sold privately or on the open market through a stock broker at the currently quoted price, less regular commission and service charges.

LEGAL MATTERS
Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, has passed upon the validity of the Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus. The opinion of Quarles & Brady LLP is conditioned upon and subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the Common Stock.

AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File No. 1-7724). We also filed a Registration Statement on Form S-3, including exhibits (the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the Registration Statement, but do not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You may access and read the Registration Statement and any other documents we file with the SEC on the SEC’s website at http://www.sec.gov and on our website at http://www.snapon.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

i.    our Annual Report on Form 10-K for the fiscal year ended January 1, 2022; and
ii.    the description of our Common Stock contained in Amendment No. 2 to our Registration Statement on Form 8-A, filed on Form 8-A/A on December 10, 2018.
The Company will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon the written or oral request of any such person, a copy of the Company’s current annual report to shareholders and of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Snap-on Incorporated, Attn: Corporate Secretary, 2801 80th Street, Kenosha, Wisconsin 53143; telephone (262) 656-5200.

PROSPECTUS

COMMON STOCK
DEBT SECURITIES
DEBT WARRANTS
PREFERRED STOCK
PREFERRED WARRANTS
COMMON WARRANTS
UNITS
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We may offer these securities in amounts, at prices and on terms determined at the time of offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded under the symbol “SNA” on the New York Stock Exchange.
We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.
You should read this prospectus and any supplement carefully before you invest.
See “Risk Factors” in our most recent Annual Report on Form 10-K and in any prospectus supplement, or in such other document we refer you to in any prospectus supplement, for a discussion of certain risks that prospective investors should consider before investing in our securities.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is December 9, 2021.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”). You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.
You should rely on the information contained in, or incorporated by reference in, this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus, any prospectus supplement or any other offering material. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the respective dates on the front of the prospectus, prospectus supplement or other offering material, as applicable. For purposes of this prospectus, unless the context otherwise indicates, when we refer to “Snap-on,” “us,” “we,” “our,” “ours,” or the “Company” we are describing Snap-on Incorporated, including, as appropriate, its subsidiaries.

FORWARD-LOOKING STATEMENTS
Statements in this document, and the documents incorporated by reference, that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties and other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the Company or its management that the projected results will be achieved. For those forward-looking statements, Snap-on cautions the reader that numerous important factors, such as those listed below, as well as those factors discussed in its Annual Report on Form 10-K for our fiscal year ended January 2 2021, which are incorporated herein by reference, could affect our actual results and could cause our actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Snap-on.
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These risks and uncertainties include, without limitation, uncertainties related to estimates, statements, assumptions and projections generally, and the timing and progress with which we can attain value through our Snap-on Value Creation Processes, including our ability to realize efficiencies and savings from our rapid continuous improvement and other cost reduction initiatives, improve workforce productivity, achieve improvements in our manufacturing footprint and greater efficiencies in our supply chain, and enhance machine maintenance, plant productivity and manufacturing line set-up and change-over practices, any or all of which could result in production inefficiencies, higher costs and/or lost revenues. These risks include the evolving impact and unknown duration of the coronavirus (“COVID-19”) pandemic, which has the potential to amplify the impact of the other risks we face. These risks also include the impact of governmental actions on our business, as well as uncertainties related to our capability to implement future strategies with respect to our existing businesses, our ability to refine our brand and franchise strategies, retain and attract franchisees, further enhance service and value to franchisees and thereby help improve their sales and profitability, introduce successful new products, successfully pursue, complete and integrate acquisitions, as well as our ability to withstand disruption arising from natural disasters, planned facility closures or other labor interruptions, the effects of external negative factors, including adverse developments in world financial markets, developments related to tariffs and other trade issues or disputes, global supply chain disruptions, weakness in certain areas of the global economy (including as a result of the impact of matters related to the United Kingdom’s exit from the European Union and the COVID-19 pandemic), and significant changes in the current competitive environment, inflation, interest rates and other monetary and market fluctuations, changes in tax rates, laws and regulations as well as uncertainty surrounding potential changes, and the impact of energy and raw material supply and pricing, including steel (as a result of U.S. tariffs imposed on certain steel imports or otherwise) and gasoline, the amount, rate and growth of our general and administrative expenses, including health care and postretirement costs, continuing and potentially increasing required contributions to pension and postretirement plans, the impacts of non-strategic business and/or product line rationalizations, and the effects on our business as a result of new legislation, regulations or government-related developments or issues, including governmental policy and regulatory changes to address climate change, risks associated with data security and technological systems and protections, potential reputational damages and costs related to litigation as well as an inability to assure that costs will be reduced or eliminated on appeal, the impact of changes in financial accounting standards, the ability to effectively manage human capital resources, and other world or local events outside of our control, including terrorist disruptions, other outbreaks of infectious diseases and civil unrest. Snap-on disclaims any responsibility to update any forward-looking statement provided in this document, except as required by law.
In addition, investors should be aware that generally accepted accounting principles in the United States of America (“GAAP”) prescribe when a company should reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.

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THE COMPANY
Snap-on is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, handheld and PC-based diagnostic products, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, such as aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs designed to facilitate the sales of our products and support our franchise business.
We market our products and brands worldwide through multiple sales distribution channels in more than 130 countries. Our largest geographic markets include the United States, Europe, Canada and Asia Pacific. We reach our customers through our franchised, company-direct, distributor and internet channels.
Our primary customer segments include: (i) commercial and industrial customers, including professionals in critical industries and emerging markets; (ii) professional vehicle repair technicians who purchase products through our mobile tool distribution network; and (iii) other professional customers related to vehicle repair, including owners and managers of independent and original equipment manufacturer (“OEM”) dealership service and repair shops (“OEM dealerships”). Snap-on’s Financial Services customer segment includes: (i) franchisees’ customers, principally serving vehicle repair technicians, and Snap‑on customers who require financing for the purchase or lease of tools and diagnostics and equipment products on an extended-term payment plan; and (ii) franchisees who require financing options for vehicle and business needs.
Our business segments are based on the organization structure used by management for making operating and investment decisions and for assessing performance. Our reportable business segments are: (i) the Commercial & Industrial Group; (ii) the Snap-on Tools Group; (iii) the Repair Systems & Information Group; and (iv) Financial Services. The Commercial & Industrial Group consists of business operations serving a broad range of industrial and commercial customers worldwide, including customers in the aerospace, natural resources, government, power generation, transportation and technical education market segments (collectively, “critical industries”), primarily through direct and distributor channels. The Snap-on Tools Group consists of business operations primarily serving vehicle service and repair technicians through the company’s worldwide mobile tool distribution channel. The Repair Systems & Information Group consists of business operations serving other professional vehicle repair customers worldwide, primarily owners and managers of independent repair shops and OEM dealerships, through direct and distributor channels. Financial Services consists of the business operations of Snap-on Credit LLC (“SOC”), our financial services business in the United States, and our other financial services subsidiaries in those international markets where Snap-on has franchise operations.
Our headquarters are located at 2801 80th Street, Kenosha, Wisconsin 53143, and our telephone number is (262) 656-5200.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.
SECURITIES TO BE OFFERED
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings. We may offer and sell the following securities:  common stock, debt securities, debt warrants, preferred stock, preferred warrants, common warrants and units. This prospectus provides you with a general description of these securities.
Each time we offer securities, we will provide you with a prospectus supplement and possibly other offering material that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus.
DESCRIPTION OF COMMON STOCK
We are authorized by our restated certificate of incorporation to issue up to 250,000,000 shares of common stock, par value $1.00 per share. As of December 1, 2021, 53,534,977 shares were outstanding.
The description of our common stock included in Amendment No. 2 to our Registration Statement on Form 8-A, filed on Form 8-A/A on December 10, 2018 (Commission File No. 1-7724), is incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities.
Senior debt securities would be issued under the indenture, dated January 8, 2007, between Snap-on and U.S. Bank National Association, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the “indenture.”
The following summaries of the material provisions of the indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.
General
The indenture does not limit the amount of debt, either secured or unsecured, that we may issue under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, at a premium or at an original issue discount. Some of the debt securities may be issued under the indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.
Snap-on conducts a material amount of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Snap-on to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the notes to benefit as creditors of Snap-on from any distribution are subject to prior claims of creditors of the subsidiary. The notes will also effectively rank junior in right of payment to any secured debt of Snap-on.
The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:
•the title of the offered debt securities;
•any limit upon the aggregate principal amount of the offered debt securities;
•the date or dates (or the manner of calculation thereof) on which the principal of the offered debt securities is payable;
•the rate or rates (or the manner of calculation thereof) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;
•the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable and each office or agency where the offered debt securities may be presented for transfer or exchange;
•the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;
•the application, if any, of certain provisions of the indenture relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;
•if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such offered debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such offered debt securities are denominated or stated to be payable and the currency in which such offered debt securities or any of them are to be so payable;
•whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;
•the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;
•any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;
•whether any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such offered debt securities to be authenticated and delivered; and
•any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture).
Unless otherwise indicated in any prospectus supplement, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registerable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.
Floating Rate Notes
Floating rate notes issued under the indenture will bear interest at a floating interest rate. Interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.
The interest rate for the initial interest period will be described in the related prospectus supplement. The interest rate on floating rate notes for each subsequent interest period will be reset from time to time as described in the applicable prospectus supplement. Floating rate notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year or on a basis otherwise described in the related prospectus supplement) equal to the applicable reference rate plus a number of basis points and will be described in the related prospectus supplement.
The interest rate in effect for floating rate notes on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as described in the related prospectus supplement) immediately preceding such interest reset date, or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date.
The calculation agent will be the trustee initially. The calculation agent will determine the interest rate for floating rate notes from time to time in accordance with the provisions described in the related prospectus supplement.

Fixed Rate Notes
Fixed rate notes will bear interest at a fixed interest rate as set forth in the applicable supplemental indenture, prospectus supplement or other document or agreement that may be executed from time to time. Unless set forth in such other agreement, the interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.

Optional Redemption
Floating Rate Notes
All or a portion of floating rate notes may be redeemed at our option at any time or from time to time, after a set date to be identified in the applicable prospectus supplement. The redemption price of floating rate notes will be 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.
Notwithstanding the foregoing, installments of interest on any floating rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such floating rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of floating rate notes. Once notice of redemption is mailed, floating rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.
On and after the redemption date, interest will cease to accrue on floating rate notes or any portion of floating rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on any floating rate notes to be redeemed on that date. If less than all of any floating rate notes are to be redeemed, any floating rate notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of floating rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of floating rate notes that are not represented by a global security.
Fixed Rate Notes
All or a portion of fixed rate notes may be redeemed at our option at any time or from time to time. The redemption price for any fixed rate notes to be redeemed on any redemption date will be equal to the greater of the following amounts (plus, in each case, accrued and unpaid interest on such fixed rate notes to the redemption date):
•100% of the principal amount of the fixed rate notes being redeemed on the redemption date; and
•the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), plus a set number of basis points to be identified in the applicable prospectus supplement, as determined by the Reference Treasury Dealer (as defined below).
Notwithstanding the foregoing, installments of interest on fixed rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the fixed rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of such fixed rate notes. Once notice of redemption is mailed, fixed rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of fixed rate notes, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of fixed rate notes.
“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such Quotation.
“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) that is selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.
On and after the redemption date, interest will cease to accrue on fixed rate notes or any portion of such fixed rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on fixed rate notes to be redeemed on that date. If less than all of any fixed rate notes are to be redeemed, any fixed rate notes to be redeemed shall be selected by lot by DTC, in the case of fixed rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of fixed rate notes that are not represented by a global security.
Denominations, Registration and Transfer
Unless otherwise indicated in any prospectus supplement, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement.
We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement.
Covenants Applicable to Senior Debt Securities
Limitations on Secured Debt
We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements (excluding operating leases) or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:
•(a) any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a person at the time such person shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a person or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;
•security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;
•any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;
•any security interest on any property or assets of ours to secure indebtedness owing by us to any restricted subsidiary;
•mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;
•any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license and any security interest to secure public or statutory obligations;
•security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;
•security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;
•landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business;
•security interests in connection with certain permitted receivables financings; or
•any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the indenture.
Limitation on Sale and Leaseback Transactions
We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).
The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the senior debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of senior debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the senior debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinate and junior in right of payment to the prior payment of the senior debt securities.
Permitted Secured Debt
Notwithstanding the limitations on secured debt and sale and leaseback transactions described in this prospectus, we and our restricted subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect to any secured debt permitted by this exception, the aggregate amount of our secured debt and that of our restricted subsidiaries then outstanding (excluding indebtedness secured by the types of security interests listed above under the heading “Limitations on Secured Debt”) and the aggregate value of sale and leaseback transactions, other than sale and leaseback transactions in connection with which indebtedness has been, or will be, retired in accordance with the preceding paragraph, at such time does not exceed 10% of our consolidated stockholders’ equity.
For purposes of determining the amount of secured debt permitted by the exception described in the paragraph above, “consolidated stockholders’ equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Accounting Standards Codification Topic 715 relating to postretirement benefits and pension plans, or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles.
Restrictions on Transfer of Principal Properties to Specified Subsidiaries
The indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any restricted subsidiary to, transfer any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:
•to the acquisition, construction, development or improvement of properties or facilities which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;
•to the redemption of senior debt securities;
•to the repayment of indebtedness of us or any of our restricted subsidiaries for money borrowed having a maturity of more than 12 months from the date of our most recent consolidated balance sheet, other than any indebtedness owed to any restricted subsidiary; or
•in part, to an acquisition, construction, development or improvement, and in part, to redemption and/or repayment, in each case as described above.
The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to the redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the indenture senior debt securities of any series (other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.
Certain Definitions
The following are the meanings of terms that are important in understanding the covenants previously described:
•“principal property” means any manufacturing plant, office building or similar facility (including associated fixtures but excluding leases and other contract rights that might otherwise be deemed real property) owned by us or any restricted subsidiary, whether owned on the date hereof or thereafter, provided each such plant, office building or similar facility has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of five percent of the consolidated net tangible assets of us and the restricted subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such plant, office building or similar facility or portion thereof which, in the opinion of the board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole;
•“restricted subsidiary” means any subsidiary of the Company that is not an unrestricted subsidiary;
•“secured debt” means indebtedness for money borrowed and any debt which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary;
•“subsidiary” means any person of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such person; and
•“unrestricted subsidiary” means (a) any subsidiary of ours that at the time of determination shall be designated an unrestricted subsidiary by the board of directors (provided, however, that any subsidiary of ours having, as of the end of our most recently completed fiscal year, (i) assets with a value in excess of 5% of the total value of the assets of us and our subsidiaries taken as a whole, or (ii) gross revenue in excess of 5% of our total (gross) revenue and of our subsidiaries taken as a whole, may not be designated as an unrestricted subsidiary under the indenture); and (b) any subsidiary of an unrestricted subsidiary.
Merger
The indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other person, provided that:
•the successor person is a person organized and existing under the laws of the United States or a state thereof;
•the successor person expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by the successor corporation; and
•immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing.
In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor person complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.
Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indenture contains no covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.
Modification of the Indenture
With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may be made which will:
•extend the fixed maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities, without the consent of the holder of each outstanding debt security affected thereby; or
•without the consent of all of the holders of any series of debt securities then outstanding affected thereby, reduce the percentage of debt securities of that series, the holders of which are required to consent to:
•any supplemental indenture;
• rescind and annul a declaration that the debt securities of any series are due and payable as a result of the occurrence of an event of default;
• waive any past event of default under the indenture and its consequences; and
•waive compliance with other specified provisions of the indenture.
In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.
We and the trustee may, without the consent of any holders, modify and supplement the indenture:
•to evidence the succession of another person to us under the indenture, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of us pursuant to specified provisions of the indenture;
•to add to the covenants of us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•to modify the indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939;
•to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the trustee; or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders;
•to secure the debt securities of all series in accordance with the indenture;
•to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
•to provide for the issuance under the indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;
•to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and
•to establish any additional form of debt security, as permitted by the indenture, and to provide for the issuance of any additional series of debt securities, as permitted by the indenture.
Defeasance, Satisfaction and Discharge to Maturity or Redemption
Defeasance of any Series
If we deposit with the trustee, in trust, at or before maturity or redemption, (a) lawful money in an amount, (b) direct obligations of the United States, or of any other government which issued the currency in which the debt securities of a series are denominated, or obligations which are guaranteed by the United States or the other government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds, or (c) a combination thereof in an amount, sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus and events of default relating to the payment of other indebtedness and the performance of covenants that are not specifically described as events of default in the indenture, except as to:
•our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;
•certain of the events of default described under “Events of Default” below; and
•other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the indenture.
Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.
Satisfaction and Discharge of any Series
Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the indenture (excluding the exceptions discussed above under the heading “Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.
The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:
• the absence of an event of default at the date of deposit or on the 91st day thereafter;
•our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and
•that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.
Events of Default
As to any series of debt securities, an event of default is defined in the indenture as being:
•default for 30 days in payment of any interest on the debt securities of that series;
•failure to pay principal or premium, if any, with respect to the debt securities of that series when due;
•failure to pay or satisfy any sinking fund payment or similar obligation with respect to any series of debt securities when due;
•failure to observe or perform any other covenant, warranty or agreement in the indenture or debt securities of any series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the indenture governing events of default, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding;
•uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including default under any other series of debt securities, beyond any period of grace with respect thereto if (a) the aggregate principal amount of the obligation is in excess of the greater of $50,000,000 or 5% of our consolidated total debt; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings;
•specified events of bankruptcy, insolvency, receivership or reorganization; or
•any other event of default provided with respect to debt securities of that series.
Notice and Declaration of Defaults
So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of their knowledge, we are in default under any of the provisions of the indenture, and specifying all defaults, and the nature thereof, of which they have knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.
The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.
The trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.
If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder.
Actions upon Default
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.
The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
We and our affiliates utilize a full range of treasury services, including investment management and currency and derivative trading, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.
Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and specified related matters.
Book-Entry, Delivery and Form
Except as set forth below, debt securities will be represented by one or more permanent, global note in registered form without interest coupons (the “Global Notes”).
The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes (as defined below) except in the limited circumstances described below. See “Exchange of Global Notes for Certificated Notes” below.  Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
•upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and
•ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).
Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our agents or agents of the trustee has or will have any responsibility or liability for:
•any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
•any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:
•DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or
•there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.
Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF DEBT WARRANTS
We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under a debt warrant agreement to be entered into between us and a warrant agent to be selected at time of issuance. The debt warrant agreement may include or incorporate by reference standard warrant provisions.
General
If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:
• the offering price, if any;
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;
•the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;
•a discussion of material federal income tax considerations;
•whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•the anti-dilution provisions of the debt warrants; and
•any other terms of the debt warrants.
Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the indenture except as otherwise provided in the indenture.
Exercise of Debt Warrants
Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.
Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.
DESCRIPTION OF PREFERRED STOCK
We are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 15,000,000 shares of preferred stock, $1.00 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the board of directors or a duly authorized committee thereof. We have no outstanding shares of preferred stock. However, 450,000 shares of a series of preferred stock have been designated as Series A Junior Preferred Stock (the “Series A Junior Preferred Stock”).
The description below sets forth certain general terms and provisions of the shares of preferred stock covered by this prospectus. The specific terms of the preferred stock to be offered (the “Offered Preferred Stock”) will be described in the prospectus supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the preferred stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and the certificate of designation relating to the particular series of preferred stock.
If so indicated in any prospectus supplement, the terms of the Offered Preferred Stock may differ from the terms set forth below.

General
Unless otherwise specified in any prospectus supplement relating to the Offered Preferred Stock, each series of preferred stock will rank on a parity as to dividends, upon liquidation and in all other respects with all other preferred stock, except the Series A Junior Preferred Stock, which will, if issued, rank junior to all series of preferred stock.
The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will not be convertible into shares of common stock or other shares and holders thereof will have no preemptive rights. The preferred stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the prospectus supplement relating to the Offered Preferred Stock.
Reference is made to any prospectus supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:
•the title and stated value of such preferred stock;
•the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;
•the dividend rate(s), period(s) and/or payment date(s) or methods of calculation thereof applicable to such preferred stock;
•the date from which dividends on such preferred stock shall accumulate, if applicable;
•the procedures for any auction and remarketing, if any, of such preferred stock;
•the provision for a sinking fund, if any, for such preferred stock;
•the provision for redemption, if applicable, of such preferred stock;
•any listing of such preferred stock on any securities exchange; and
•any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
Subject to the terms of the Offered Preferred Stock, the remaining authorized shares of undesignated preferred stock may be issued by us in one or more series, at any time or from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the board of directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of the preferred stock.
As used herein, the term “Pari Passu Preferred” means the preferred stock and any shares of stock issued by us ranking on a parity with the preferred stock as to payment of dividends and upon distribution of assets, and the term “Junior Stock” means the Common Stock, the Series A Junior Preferred Stock and any other stock issued by us ranking junior to the Pari Passu Preferred.
Dividends
Holders of the Offered Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the board of directors, out of our assets legally available for payment, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by the board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If, for any dividend period or periods, dividends on any Pari Passu Preferred have not been paid or declared and set apart for payment, we may not declare any dividends (except a dividend payable in Junior Stock or in options, rights or warrants to purchase or acquire Junior Stock) on, or make any distribution (except as aforesaid) on the Junior Stock, or make any payment on account of the purchase, redemption or other retirement of Junior Stock (except out of the proceeds of the sale of Junior Stock). Dividends in full may not be declared or paid or set apart for payment on any series of Pari Passu Preferred unless (i) there shall be no arrearages in dividends for any past dividend periods on any series of Pari Passu Preferred and (ii) to the extent that such dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all Pari Passu Preferred. Any dividends declared or paid when dividends are not so declared, paid or set apart in full shall be shared ratably by the holders of all series of Pari Passu Preferred in proportion to such respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Offered Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Pari Passu Preferred are not paid in full, the holders of Pari Passu Preferred will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Pari Passu Preferred will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of the Company with or into any corporation or corporations or a sale of all or substantially all of our assets shall not be deemed to be a liquidation, dissolution or winding up of the Company.
Redemption
If so determined by the board of directors, the Offered Preferred Stock will be redeemable in whole or in part at our option, at the times and at the redemption prices set forth in the applicable prospectus supplement and/or other offering documents.
If dividends on any series of Pari Passu Preferred have not been paid in full or declared and set apart for payment, no series of Pari Passu Preferred may be redeemed as a whole or in part, unless all series of Pari Passu Preferred are simultaneously redeemed, and we may not purchase or acquire any shares of Pari Passu Preferred otherwise than pursuant to an exchange offer made on the same terms to all holders of Pari Passu Preferred, without in either case the consent of the holders of at least two-thirds of all Pari Passu Preferred voting together as a single class without regard to series.
Voting Rights
Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of preferred stock or any other series of Pari Passu Preferred that has comparable voting rights are in default (whether or not declared or consecutive), the number of directors of the Company shall be increased by two and the holders of all outstanding series of preferred stock and such Pari Passu Preferred (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until all dividends in default have been paid or declared and set apart for payment. The holders of preferred stock and such Pari Passu Preferred may exercise such special class voting rights at meetings of the stockholders for the election of directors or, under certain circumstances, at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Preferred Stock and such Pari Passu Preferred are present in person or by proxy.
The affirmative vote of the holders of at least two-thirds of the outstanding Pari Passu Preferred, voting as a single class without regard to series, will be required (i) for any amendment of our restated certificate of incorporation that will adversely affect the preferences, rights or voting powers of the Pari Passu Preferred, but, in any case in which one or more, but not all, series of Pari Passu Preferred would be so affected as to their preferences, rights or voting powers, only the consent of the holders of at least two-thirds of the shares of each series that would be so affected, voting separately as a class, shall be required or (ii) to issue any class of stock that shall have preference as to dividends or distribution of assets over any outstanding Pari Passu Preferred.
DESCRIPTION OF PREFERRED AND COMMON WARRANTS
We may issue, alone or together with preferred stock or common stock, warrants for the purchase of preferred stock or common stock. The preferred or common warrants will be issued under a warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The warrant agreement may include or incorporate by reference standard warrant provisions.
General
If preferred or common warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the warrants, including, among other things, the following:
•  the offering price, if any;
•the designation, the security, as well as the terms of any preferred stock, purchasable upon exercise of the applicable warrants;
•if applicable, the date on and after which the warrants and the related offered securities will be separately transferable;

•the number of shares of preferred stock or common stock purchasable upon exercise of one preferred or common warrant, as appropriate, and the initial price at which the shares may be purchased upon exercise;
•the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•a discussion of material federal income tax considerations;
•the call provisions, if any;
•the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•the anti-dilution provisions of the warrants; and
•any other terms of the warrants.
Exercise of Preferred or Common Warrants
Preferred or common warrants may be exercised by surrendering to the designated warrant agent the warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the warrants evidenced by the certificate. Surrendered preferred or common stock warrant certificates must be accompanied by payment of the aggregate exercise price of the warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material. The payment must be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material. Upon the warrant agent’s receipt of the surrendered warrant certificates and payment of the aggregate exercise price of the warrants, the warrant agent will request that the transfer agent issue and deliver to, or upon the written order of, the exercising warrant holder, a certificate representing the number of shares of preferred stock or common stock, as appropriate, purchased. If less than all of the warrants evidenced by any warrant certificate are exercised, the warrant agent will deliver to the exercising warrant holder a new warrant certificate representing the unexercised preferred or common stock warrants.
Anti-dilution and Other Provisions
The exercise price payable and the number of shares of preferred stock or common stock purchasable upon the exercise of each preferred or common stock warrant, and the number of preferred or common stock warrants outstanding, will be subject to adjustment if specified events occur. In lieu of adjusting the number of shares of preferred stock or common stock purchasable upon exercise of each preferred or common stock warrant, we may elect to adjust the number of preferred or common stock warrants. No adjustment in the number of shares purchasable upon exercise of the preferred or common stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of preferred or common stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding preferred or common stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of preferred stock or common stock into which the preferred or common stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance, subject to payment of the aggregate exercise price of the preferred or common stock warrants.
No Rights as Shareholders
Prior to the exercise of their preferred or common warrants, holders of preferred or common warrants will not, solely by virtue of such holdings, have any of the rights of holders of the preferred stock or common stock purchasable upon such exercise, and will not be entitled to any dividend payments on the preferred stock or common stock purchasable upon such exercise.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other terms and rights, the following:

•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•any applicable material United States federal income tax considerations; and
•any material provisions of the governing unit agreement that differ from those described above.

LEGAL MATTERS
Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements. The opinion of Quarles & Brady LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Quarles & Brady LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements.
EXPERTS
The consolidated financial statements of Snap-on Incorporated as of January 2, 2021 and December 28, 2019, and for each of the three years in the period ended January 2, 2021, incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended January 2, 2021, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File No. 1-7724). We also filed a Registration Statement on Form S-3, including exhibits (the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus is a part of the Registration Statement, but does not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You may access and read the Registration Statement and any other documents we file with the SEC on the SEC’s website at http://www.sec.gov and on our website at http://www.snapon.com.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:
i.    our Annual Report on Form 10-K for the fiscal year ended January 2, 2021;
ii.    our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2021, July 3, 2021, and October 2, 2021;
iii.    our Current Reports on Form 8-K dated April 9, 2021 (filed April 14, 2021), and April 29, 2021 (filed April 30, 2021); and
iv.    the description of our common stock contained in Amendment No. 2 to our Registration Statement on Form 8-A, filed on Form 8-A/A on December 10, 2018.
You may request a copy of these filings, at no cost, by writing to or calling us at our principal executive offices:
Snap-on Incorporated
Attn:  Secretary
2801 80th Street
Kenosha, Wisconsin 53143
(262) 656-5200

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date.